Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF PACWEST BANCORP AND CAPITALSOURCE INC.

The following unaudited pro forma condensed consolidated financial statements are based on the separate historical financial statements of PacWest Bancorp (“PacWest” or the “Company”) and CapitalSource Inc. (“CSE”) and give effect to: (1) the PacWest acquisition of First California Financial Group, Inc. (“FCAL”) on May 31, 2013 (which we refer to as the “FCAL acquisition”), including pro forma assumptions and adjustments related to the FCAL acquisition, and (2) the merger of PacWest and CapitalSource which closed on April 7, 2014 (which we refer to as “the merger”), including pro forma assumptions and adjustments related to the merger, as described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 is presented as if the merger had occurred on December 31, 2013. The unaudited pro forma condensed consolidated statement of earnings for the year ended December 31, 2013 is presented as if the merger and the FCAL acquisition had each occurred on January 1, 2013. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and the FCAL acquisition and, with respect to the statement of earnings only, that the Company expects to have a continuing impact on consolidated results of operations.

Prior to the completion of the FCAL acquisition, FCAL decided to discontinue the operations of its Electronic Payment Services (“EPS”) division. Accordingly, the following unaudited pro forma combined condensed consolidated financial statements have been prepared assuming the EPS operations were discontinued on January 1, 2013.

The unaudited pro forma condensed consolidated financial information has been prepared using the acquisition method of accounting for business combinations under U.S. generally accepted accounting principles. PacWest is the acquirer for accounting purposes in the merger. Certain reclassifications have been made to the historical financial statements of CSE to conform to the presentation of PacWest’s financial statements. The determination of the merger consideration and fair values of CSE’s assets and liabilities are based on the actual net tangible and intangible assets of CSE that existed as of the close of the merger. PacWest has recorded the significant identifiable tangible and identifiable intangible assets of CSE; however, these are subject to change for a one-year period if material information which existed at the merger date previously unknown becomes known. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information.

In connection with the plan to integrate the operations of CSE following the completion of the merger, PacWest will incur nonrecurring charges, such as costs associated with systems implementation, severance, professional fees and other costs directly related to the merger. Such merger-related after-tax expenses for PacWest, estimated at $43.4 million, will be recorded in results of operations after completion of the merger. The unaudited pro forma combined condensed consolidated balance sheet includes a pro forma adjustment to reduce cash and stockholders’ equity to reflect the payment of these expenses. However, such expenses are not included in the unaudited pro forma condensed consolidated statement of earnings. PacWest, FCAL and CSE also incurred merger-related pre-tax expenses of $37.1 million in 2013 which are not included in the unaudited pro forma condensed consolidated statement of earnings as they are nonrecurring in nature. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the merger and integration of these companies or any anticipated disposition of assets or prepayment of liabilities that may result from such merger and integration.

The actual amounts recorded may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

•                  material and significant information becoming known that was previously not expected or known; and

•                  changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger and FCAL acquisition been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed consolidated financial statements should be read together with:

•                  the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•                  PacWest’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in PacWest’s Annual Report on Form 10-K for the year ended December 31, 2013;

•                  CSE’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in CSE’s Annual Report on Form 10-K for the year ended December 31, 2013;

•                  PacWest’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2014 included in PacWest’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•                  FCAL’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2013 included in FCAL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013; and

•                  Other information pertaining to PacWest and CSE contained in or incorporated by reference into the joint proxy statement/prospectus filed by PacWest pursuant to Rule 424(b)(3) on December 6, 2013. See “Selected Historical Consolidated Financial Data for PacWest” and “Selected Historical Consolidated Financial Data for CapitalSource” included elsewhere in the joint proxy statement/prospectus.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 presents the consolidated financial position giving pro forma effect to the following transactions as if they had occurred as of December 31, 2013:

•                  The completion of the merger, including the issuance of approximately 56.6 million shares of PacWest’s common stock (based upon the number of shares outstanding of CSE common stock and outstanding equity awards as of April 7, 2014 and an exchange ratio of 0.2837 shares of PacWest common stock for one share of CSE common stock) and the payment of $483.1 million of cash consideration; and

•                  The payment of $43.4 million of remaining estimated after-tax transaction-related merger costs.

PACWEST BANCORP AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2013

(Dollars in thousands)

	PacWest
	Bancorp	CapitalSource Inc.				Pro Forma
			Pro Forma
	Historical	Historical	Adjustments		Pro Forma	Combined
Assets:
Cash and cash equivalents	$147,422	$514,452	$(526,575	)(a)	$(12,123)	$135,299
Investment securities	1,522,684	944,851	3,463	(b)	948,314	2,470,998
Loans and leases, net of unearned income	4,312,352	6,784,489	(168,666	)(c)	6,615,823	10,928,175
Allowance for loan and lease losses	(82,034)	(120,520)	120,520	(c)	—	(82,034)
Total loans and leases, net	4,230,318	6,663,969	(48,146)		6,615,823	10,846,141
OREO	51,837	12,824	442	(d)	13,266	65,103
Goodwill and intangible assets	225,991	173,135	1,346,429	(e)	1,519,564	1,745,555
FDIC loss sharing asset	45,524	—	—		—	45,524
Deferred tax asset, net	77,924	252,268	49,357	(f)	301,625	379,549
Other assets	231,663	343,991	(6,739	)(g)	337,252	568,915
Total assets	$6,533,363	$8,905,490	$818,231		$9,723,721	$16,257,084

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest-bearing	$2,318,446	$—	$—		$—	$2,318,446
Interest-bearing	2,962,541	6,127,690	17,183	(h)	6,144,873	9,107,414
Total deposits	5,280,987	6,127,690	17,183		6,144,873	11,425,860
Borrowings	113,726	625,000	12,109	(i)	637,109	750,835
Subordinated debentures	132,645	412,156	(111,235	)(j)	300,921	433,566
Discontinued operations	123,028	—	—		—	123,028
Other liabilities	73,884	104,017	(13,812	)(k)	90,205	164,089
Total liabilities	5,724,270	7,268,863	(95,755)		7,173,108	12,897,378
Total shareholders’ equity	809,093	1,636,627	913,986	(l)	2,550,613	3,359,706
Total liabilities and shareholders’ equity	$6,533,363	$8,905,490	$818,231		$9,723,721	$16,257,084

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

Pro Forma Adjustments:

a)             Adjustment reflects payment of cash consideration of $483.1 million and estimated after-tax merger costs of $43.4 million.

b)             Adjustment reflects a premium on investment securities with interest rates above market. This estimated premium will be amortized to interest income over 64 months.

c)              Adjustment to loans and leases represents a $214.8 million acquisition discount related to liquidity, interest, and credit risk net of the elimination of the CSE loan premiums and net deferred costs. The acquisition discount will be accreted to interest income over the estimated remaining life of the acquired loan and lease portfolio of 60 months. The CSE historical allowance for loan and lease losses has been eliminated in acquisition accounting.

d)             Adjustment reflects the fair value adjustments to OREO based on the Company’s evaluation of the acquired OREO portfolio.

e)              The adjustment to goodwill and intangible assets represents (dollars in thousands):

Elimination of CSE’s historical intangible assets	$(173,135)
Establishment of core deposit intangible	6,720
Establishment of goodwill	1,512,844
Net increase in goodwill and intangible assets	$1,346,429

The core deposit intangible will be amortized to expense over the estimated life of the deposits acquired of 84 months using an accelerated method. Goodwill will be evaluated for impairment on a periodic basis.

f)               Adjustment represents the establishment of a net deferred tax asset on the basis differences of the assets acquired and liabilities assumed.

g)             Adjustment represents fair value adjustments to various other assets including operating leases and investments in trust entities based on the Company’s evaluation of the acquired assets.

h)             Adjustment reflects a premium on time deposits with interest rates above market. This estimated premium will be accreted to interest expense over 60 months using an accelerated method.

i)                Adjustment reflects a premium on certain borrowings with interest rates above market. This estimated premium was settled in cash when the borrowings were paid off in April 2014.

j)                Adjustment reflects a discount on acquired subordinated debentures. This estimated discount will be amortized to interest expense over the remaining contractual lives of the subordinated debentures of 280 months.

k)             Adjustment represents fair value adjustments to various other liabilities including the reserve for unfunded commitments and deferred rent based on the Company’s evaluation of the acquired liabilities.

l)                The adjustment to shareholders’ equity represents (dollars in thousands):

Value of PacWest stock issued	$2,594,070
Less: Payment of estimated after-tax merger costs	(43,457)
Less: CSE shareholders’ equity	(1,636,627)
Net increase in shareholders’ equity	$913,986

The following table presents the unaudited pro forma condensed consolidated statement of earnings for the year ended December 31, 2013 giving pro forma effect to the merger and the FCAL acquisition as if they had occurred as of January 1, 2013. Such pro forma statement reflects the following:

•                  The full year impact of PacWest’s statement of earnings, which includes the acquired FCAL operations from the May 31, 2013 acquisition date;

•                  The full year impact of CSE’s statement of earnings, including pro forma amortization and accretion of purchase accounting adjustments on investment securities, loans and leases, intangible assets, time deposits, and subordinated debentures;

•                  The issuance of additional PacWest common stock applying the 0.2837 exchange ratio to the outstanding CSE shares in determining pro forma earnings per share;

•                  The impact of FCAL’s statement of earnings for the five months ended May 31, 2013, including pro forma amortization and accretion of purchase accounting adjustments on loans, intangible assets, time deposits and subordinated debentures;

•                  The impact of FCAL’s discontinued operations, the EPS division;

•                  The redemption of FCAL’s Series C preferred stock and the conversion of FCAL’s Series A preferred stock into FCAL common stock; and

•                  The issuance of additional PacWest common stock applying the 0.2966 exchange ratio to the outstanding FCAL shares in determining pro forma earnings per share.

PACWEST BANCORP AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

YEAR ENDED DECEMBER 31, 2013

(In thousands, except per share amounts)

		First California Financial Group, Inc. (1)					CapitalSource Inc.
	PacWest Historical	Historical	Pro Forma Adjustments		Pro Forma	PacWest and FCAL Pro Forma Combined	Historical	Pro Forma Adjustments (2)		Pro Forma	PacWest and CapitalSource Pro Forma Combined
Interest income:
Loans and leases	$272,726	$25,504	$1,945	(m)	$27,449	$300,175	$415,375	$42,948	(v)	$458,323	$758,498
Deposits in financial institutions	265	106	—		106	371	1,859	—		1,859	2,230
Investment securities	36,923	821	—		821	37,744	30,242	(648	)(w)	29,594	67,338
Total interest income	309,914	26,431	1,945		28,376	338,290	447,476	42,300		489,776	828,066

Interest expense:
Deposits	7,868	1,714	(570	)(n)	1,144	9,012	51,941	(14,781	)(x)	37,160	46,172
Borrowings and subordinated debentures	4,333	1,186	919	(o)	2,105	6,438	22,147	5,014	(y)	27,161	33,599
Total interest expense	12,201	2,900	349		3,249	15,450	74,088	(9,767)		64,321	79,771

Net interest income	297,713	23,531	1,596		25,127	322,840	373,388	52,067		425,455	748,295
Provision for credit losses	(4,210)	—	—		—	(4,210)	20,531	—	(z)	20,531	16,321
Net interest income after provision for credit losses	301,923	23,531	1,596		25,127	327,050	352,857	52,067		404,924	731,974

Noninterest income:
Service charges, commissions and fees	20,181	1,293	—		1,293	21,474	—	—		—	21,474
Net gain on sales of loans and leases	1,791	1,144	—		1,144	2,935	—	—		—	2,935
Net gain (loss) on sales of securities	137	(1,209)	—		(1,209)	(1,072)	28,965	—		28,965	27,893
Acquisition-related securities gain	5,222	—	—		—	5,222	—	—		—	5,222
FDIC loss sharing expense	(26,172)	(2,845)	—		(2,845)	(29,017)	—	—		—	(29,017)
Other income	3,085	3,462	(2,872	)(p)	590	3,675	53,585	—		53,585	57,260
Total noninterest income	4,244	1,845	(2,872)		(1,027)	3,217	82,550	—		82,550	85,767

Noninterest expense:
Compensation	107,067	11,475	(716	)(p),(q)	10,759	117,826	107,676	—		107,676	225,502
Occupancy	29,459	2,547	(83	)(p)	2,464	31,923	14,577	—		14,577	46,500
Other	60,367	19,199	(3,259	)(p)	15,940	76,307	62,825	—		62,825	139,132
Acquisition and integration	28,392	4,670	(23,922	)(r)	(19,252)	9,140	4,000	(13,140	)(aa)	(9,140)	—
Intangible asset amortization	5,402	625	45	(s)	670	6,072	—	1,380	(bb)	1,380	7,452
Total noninterest expense	230,687	38,516	(27,935)		10,581	241,268	189,078	(11,760)		177,318	418,586
											`
Earnings from continuing operations before income taxes	75,480	(13,140)	26,658		13,518	88,998	246,329	63,827		310,156	399,154
Income tax expense	(30,003)	4,945	(11,186	)(t)	(6,241)	(36,244)	(82,037)	(26,807	)(cc)	(108,844)	(145,088)
Net earnings from continuing operations	$45,477	$(8,195)	$15,472		$7,277	$52,754	$164,292	$37,020		$201,312	$254,066

Net earnings from continuing operations per share:
Basic	$1.09	$(0.30)				$1.16	$0.84				$2.48
Diluted	$1.09	$(0.29)				$1.16	$0.82				$2.48

Weighted average shares:
Basic	40,823.4	29,265.0	3,500.7	(u)		44,324.1	195,190.0	56,602.0	(dd)		100,926.10
Diluted	40,823.4	29,685.6	3,500.7	(u)		44,324.1	200,451.9	56,602.0	(dd)		100,926.10

Notes:

(1)

PacWest acquired First California Financial Group, Inc. (FCAL) on May 31, 2013 in an all-stock transaction. The FCAL historical results are for the five months ended May 31, 2013. The pro forma adjustments and operating results are to reflect this acquisition as if it occurred on January 1, 2013. See accompanying “Unaudited Pro Forma Condensed Consolidated Statement of Earnings Adjustments.”

(2)	See accompanying “Unaudited Pro Forma Condensed Consolidated Statement of Earnings Adjustments.”

Unaudited Pro Forma Condensed Consolidated Statement of Earnings Adjustments

FCAL Pro Forma Adjustments:

m)         Accretion of $48.3 million discount on loans over the estimated weighted average remaining life of the acquired loan portfolio of 124 months.

n)             Accretion of $2.0 million time deposit premium over 60 months and elimination of FCAL’s historical accretion.

o)             Estimated borrowing costs from $227 million of additional borrowings to replace the demand deposits of the discontinued operations of the EPS division and amortization of the $2.7 million subordinated debentures fair value adjustment over 60 months.

p)             Elimination of historical results of FCAL’s EPS operations since EPS operations are assumed to be discontinued at January 31, 2013.

q)             Incremental expense due to the change in control provisions of the FCAL supplemental executive retirement plan over 180 months.

r)              Elimination of nonrecurring acquisition and integration costs directly related to the FCAL acquisition incurred by PacWest and FCAL.

s)               Amortization of the $7.9 million core deposit intangible asset over its estimated life of 84 months and elimination of FCAL’s historical intangible asset amortization.

t)                Represents income taxes on the pro forma adjustments at a combined Federal and California effective tax rate of approximately 42 percent.

u)             Adjustment represents the exchange ratio of 0.2966 multiplied by the historical shares and equity awards outstanding of FCAL common stock weighted for the five-month period.

CSE Pro Forma Adjustments:

v)             Accretion of $214.8 million discount on loans over the estimated weighted average life of the acquired loan portfolio of 60 months.

w)           Amortization of the $3.5 million fair value adjustment on investment securities over 64 months.

x)             Accretion of $17.2 million time deposit premium over 60 months using an accelerated method.

y)             Amortization of the $111.2 million subordinated debenture fair value adjustment over 280 months.

z)              No pro forma adjustment is made for the historical provision for loan losses. PacWest expects that provisions for credit losses on the acquired loan portfolio will not be as great as the historical provisions because the acquired loans are recorded at fair value, which includes an estimate of lifetime credit losses.

aa)      Elimination of nonrecurring acquisition and integration costs directly related to the CSE acquisition incurred by PacWest and CSE.

bb)      Amortization of the $6.7 million core deposit intangible asset over its estimated life of 84 months.

cc)        Represents income taxes on the pro forma adjustments at a combined Federal and California effective tax rate of approximately 42 percent.

dd)      Adjustment represents the exchange ratio of 0.2837 multiplied by the historical shares and equity awards outstanding of CSE common stock.